CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of Oppenheimer Multi-State Municipal Trust:

We consent to the use in this Registration Statement of the Oppenheimer Multi-State Municipal Trust (which is comprised of the Oppenheimer New Jersey Municipal Fund, the Oppenheimer Pennsylvania Municipal Fund, and the Oppenheimer Rochester National Municipals Fund), of our reports dated September 17, 2009, relating to the financial statements and financial highlights of Oppenheimer New Jersey Municipal Fund, Oppenheimer Pennsylvania Municipal Fund, and the Oppenheimer Rochester National Municipals fund appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information and “Financial Highlights” appearing in the Prospectus, which are part of such Registration Statement.

                         KPMG LLP

Denver, Colorado

November 24, 2009